UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 21, 2014

THE MEDICINES COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On April 21, 2014, The Medicines Company (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tenaxis Medical, Inc., a Delaware corporation (“Tenaxis”), Napa Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative and agent of the stockholders and optionholders of Tenaxis (the “Representative”). The acquisition of Tenaxis will be accomplished through a merger of the Merger Sub with and into Tenaxis (the “Merger”). Tenaxis shall survive the Merger as the surviving corporation, and, as such, become a wholly owned subsidiary of the Company.

Under the Merger Agreement, at the closing, the Company will pay to the holders of Tenaxis’s capital stock, the holders of options to purchase shares of Tenaxis’s capital stock (whether or not such capital stock or options were vested or unvested as of immediately prior to the Closing) and the holders of certain warrants and side letters (collectively, the “Tenaxis Equityholders”) an aggregate of $58.0 million in cash, subject to customary adjustments at and after the closing.

Additionally, the Company has agreed to pay to the Tenaxis Equityholders milestone payments subsequent to the Closing, if the Company achieves certain regulatory approval milestones and commercial net sales milestones with respect to Tenaxis’ surgical sealant product. In the event that all of the milestones set forth in the Merger Agreement are achieved, the Company will pay the Tenaxis Equityholders up to an additional $112.0 million in cash in the aggregate.

At the closing, all of the outstanding shares of Tenaxis’s capital stock, options (whether or not vested), warrants and side letters will be cancelled and converted into the right to receive a portion of the cash payments described above.

The Company will fund the amounts to be paid at closing and intends to fund the milestone payments, if any, with cash on hand.

The Merger Agreement includes customary representations, warranties, covenants and indemnification obligations. At the closing, the Company will also enter into an eighteen (18) month escrow arrangement in a customary form with the Representative and an escrow agent, and will deposit $5.4 million into an escrow fund for the recovery of indemnification claims. Some indemnification claims can also be recovered from future milestone payments.

The closing of the transactions under the Merger Agreement is subject to customary closing conditions, including execution of non-competition and non-solicitation agreements by certain of Tenaxis’ management stockholders and the acceptance of employment offers by certain employees.

The Merger Agreement and this summary are not intended to modify or supplement any factual disclosures about the Company or Tenaxis. The foregoing descriptions of the Merger and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Merger Agreement, which the Company intends to file, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the Company's Periodic Report on Form 8-K announcing the closing of the Merger.

The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the Company and Tenaxis in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

Item 8.01. Other Events

On April 23, 2014, the Company issued a press release announcing, among other things, its entry into the Merger Agreement and the completion of its acquisition of Tenaxis. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor

Statements contained in this Current Report on Form 8-K about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions, including the Company’s preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include decisions of regulatory authorities regarding clinical trials related to, marketing approval for or material limitations on the marketing of Tenaxis’s surgical sealant product; the extent of the commercial success of Tenaxis’s surgical sealant product; the ability of the Company to successfully integrate Tenaxis’s business with the Company’s other businesses; and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any obligation to update these forward-looking statements.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

99.1    Press release issued by the Company on April 23, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date:  April 23, 2014
By:    /s/ Stephen M. Rodin
Stephen M. Rodin
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by the Company on April 23, 2014